                                                                     Exhibit 1.2


                                CNY FINANCIAL CORP.
                               CORTLAND SAVINGS BANK
                           5,206,250 TO 7,043,750 SHARES
                    (SUBJECT TO INCREASE UP TO 8,100,312 SHARES
                        IN THE EVENT OF AN OVERSUBSCRIPTION)

                                    COMMON STOCK
                             (PAR VALUE $.01 PER SHARE)

                                  $10.00 PER SHARE

                               SALES AGENCY AGREEMENT

                                   August ___, 1998

CIBC Oppenheimer Corp.
World Financial Center
New York, New York 10281

Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

Ladies and Gentlemen:

     CNY Financial Corp., a Delaware corporation ("Company"), and Cortland Savings Bank, a New York State chartered mutual savings bank ("Bank"), hereby confirm, as of August __, 1998, their respective agreements with CIBC Oppenheimer Corp. ("CIBC") and Trident Securities, Inc. ("Trident," and together with CIBC, the "Agents"), broker-dealers registered with the Securities and Exchange Commission ("SEC") and members of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

               INTRODUCTION.

     Under the Bank's Plan of Conversion, adopted by the Board of Trustees of the Bank on March 23, 1998 (as amended, the "Plan"), the Bank will be converted from a New York State chartered mutual savings bank to a New York State chartered stock savings bank and will issue all of its capital stock to the Company (together with the Offerings, as defined below, the "Conversion"). In accordance with the Plan, the Company is offering shares ("Shares") of its common stock, par value $.01 per share ("Common Stock"), pursuant to nontransferable subscription rights in a subscription offering ("Subscription Offering") to certain depositors of the Bank and to the Company's tax-qualified employee benefit plans (i.e., the Company's Employee Stock Ownership Plan ("ESOP") and the Bank's Savings and Profit Sharing Plan ("401(k) Plan")). Concurrently with, during or promptly after the Subscription Offering, Shares not sold in the Subscription Offering may be offered to certain members of the general public in a community offering, with preference being given to natural persons residing in Cortland County, New York ("Community Offering"). It is currently anticipated by the Bank and the Company that any Shares not subscribed for in the Subscription Offering and Community Offering will be offered, subject to Section 3 hereof, in a syndicated community offering ("Syndicated Community Offering"). The Subscription Offering, the Community Offering and the Syndicated Community Offering are sometimes referred to collectively herein as the "Offerings." In the Offerings, the Company is offering between 5,206,250 and 7,043,750 Shares, with the possibility of offering up to 8,100,312 Shares without a resolicitation of subscribers in the event of an oversubscription. No person, together with any associate or group of persons acting in concert, may subscribe for or purchase more than 15,000 Shares in the Conversion.

     In connection with the Conversion and pursuant to the terms of the Plan as described in the Prospectus (as defined below), immediately following the consummation of the Conversion, subject to the approval of the depositors of Bank and compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute to the Cortland Savings Foundation, a charitable foundation ("Foundation"), a number of shares equal to 2% of the Shares sold in the Offerings, or between 104,125 and 140,875 Shares (subject to increase in certain circumstances to 162,006 Shares). Such Shares are hereinafter referred to as the "Foundation Shares."

     The Company and the Bank have been advised by the Agents that they will utilize their best efforts in assisting the Company and the Bank with the sale of the Shares in the Subscription Offering and Community Offering and, if deemed necessary by the Company, in the Syndicated Community Offering. Prior to the execution of this Agreement, the Company has delivered to the Agents the Prospectus, dated August __, 1998, and all amendments or supplements thereto, to be used in the Offerings. Such Prospectus contains information with respect to the Company, the Bank and the Shares.

               REPRESENTATIONS AND WARRANTIES.

     The Company and the Bank jointly and severally represent and warrant to the Agents that:

     i. The Company has filed with the SEC a registration statement on Form S-1 (No. 333-57259) for the registration of the Shares and the Foundation Shares under the Securities Act of 1933, as amended ("Securities Act"). Such registration statement has become effective under the Securities Act, and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the SEC. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the SEC at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the SEC at the time the Registration Statement became effective is herein called the "Prospectus," except that if the Prospectus filed by the Company with the SEC pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act (together with the enforceable published policies and actions of the SEC thereunder, the "SEC Regulations") differs from the form of Prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) Prospectus from and after the time it is filed with the SEC and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively.

     ii. At the date of the Prospectus and at all times subsequent thereto, through and including the date on which the Company shall release all of the Shares for delivery ("Closing Date") (x) the Registration Statement and the Prospectus complied and will comply with the Securities Act and the SEC

     Regulations and (y) the Registration Statement and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information with respect to the Agents furnished to the Company or the Bank by or on behalf of the Agents expressly for use in the Registration Statement or Prospectus.

     iii. Pursuant to the General Regulations of the Banking Board of the State of New York and the rules and regulations of the Federal Deposit Insurance Corporation ("FDIC") governing the conversion of New York State chartered mutual savings banks to New York State chartered stock savings banks ("Conversion Regulations"), the Bank has filed (x) an application for conversion on Form 86-AC with the Superintendent of Banks of the State of New York ("Superintendent") and (y) a notice of conversion, including the Form 86-AC, with the FDIC, and such amendments thereto and supplementary materials as may have been required to the date hereof (such application for conversion on Form 86-AC, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"), including copies of the Bank's Proxy Statement, dated August __, 1998, for the solicitation of proxies from depositors for the special meeting to approve the Plan ("Proxy Statement"), and the Prospectus. The Superintendent has approved the Conversion Application, including the Proxy Statement and the Prospectus, and the waiver of certain provisions of regulations specified in such approval with respect to the establishment of and contribution of the Foundation Shares to the Foundation and with respect to differences between the Conversion Regulations and FDIC policy. Such approval remains in full force and effect and no order has been issued by the Superintendent suspending or revoking such approval, and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the Superintendent. The FDIC has issued a letter of intent not to object to the Conversion Application, and such letter remains in full force and effect and no order has been issued by the FDIC suspending or revoking such letter, and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the FDIC. At the date of such approval by the Superintendent and the issuance of such letter of intent not to object by the FDIC, and at the Closing Date, the Conversion Application complied and will comply in all material respects with the Conversion Regulations.

     iv. The Company has filed with the Board of Governors of the Federal Reserve System ("FRB") an application for approval of its acquisition of the Bank ("Holding Company Application") on Form FR Y-3 promulgated under the Bank Holding Company Act of 1956, as amended ("BHCA") and the regulations promulgated thereunder. The Company has received written notice from the FRB of its approval of the Holding Company Application, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval, and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the FRB. As of the date of such approval and at the Closing Date, the Holding Company Application complied and will comply in all material respects with the applicable provisions of the BHCA and the regulations promulgated thereunder.

     v. At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Bank will promptly file the Prospectus and any supplemental sales literature with the SEC, the Superintendent and the FDIC. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Date, complied and will comply in all material respects with the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Superintendent and the FDIC for use in final form.

     vi. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

     vii. The Bank, as of the date hereof, has been duly organized as a New York State chartered mutual savings bank and, upon consummation of the Conversion, will be duly organized as a New York State chartered stock savings bank, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Bank is, and upon consummation of the Conversion will be, duly qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole. The Bank is a member in good standing of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured up to applicable limits by the Bank Insurance Fund of the FDIC. The Bank does not own equity securities of or an equity interest in any business enterprise except as described in the Registration Statement and the Prospectus. Upon approval of the Bank's Restated Organization Certificate ("Stock Charter") by the Superintendent and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (w) the Bank will be converted pursuant to the Plan to a New York State chartered stock savings bank with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, (x) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, (y) the Company will issue Common Stock to the public and the Foundation and
     (z) neither the Company nor the Bank will own, directly or indirectly, any interest in, or control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization other than as disclosed in the Registration Statement and the Prospectus.

     viii. Each direct and indirect subsidiary of the Bank has been incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole. The activities of each such subsidiary are permitted to subsidiaries of a bank holding company and of a New York State chartered savings bank by the Banking Law of the State of New York and the rules and regulations promulgated thereunder ("Banking Law") and by the rules, regulations, resolutions and practices of the FRB and the FDIC. All of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     ix. Each of the Company, the Bank and their subsidiaries has all necessary authorizations, approvals, consents, orders, licenses, certificates and permits from all governmental or regulatory bodies or any other person or entity domestic or foreign ("Permits") to own, lease and license their assets and properties and to conduct their businesses as now being conducted and as described in the Registration Statement and the Prospectus, except where the lack of such Permit would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole. Each of the Company, the Bank and their subsidiaries has fulfilled and performed in all material respects their obligations with respect to such Permits and, to the knowledge of the Company and the Bank, no event has occurred which allows, or which after notice or lapse of time, or both, would allow, revocation or termination thereof or any material impairment of the rights of the holder thereof.

     x. Each of the Company, the Bank and their subsidiaries has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole. All of the leases and subleases material to the operations or financial condition of the Company, the Bank and their subsidiaries, considered as a whole, under which they hold real or personal properties, including those described in the Prospectus, are in full force and effect as described therein. None of the Company, the Bank or their subsidiaries owns, leases or licenses any assets or properties or conducts any business outside of the United States.

     xi. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and all actions in connection with the contribution of the Foundation Shares to the Foundation have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and this Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding companies the accounts of whose banking subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Section 7 hereof may be unenforceable as against public policy or pursuant to Sections 23A or 23B of the Federal Reserve Act, as amended ("FRA").

     xii. There is no litigation or governmental or other proceeding or investigation pending or, to the knowledge of the Company or the Bank, threatened (and the Company and the Bank do not know of any basis therefor) against or involving the Company, the Bank, their subsidiaries or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

     xiii. The Company and the Bank have received the opinion of Serchuk & Zelermyer, LLP with respect to the federal and New York State income tax consequences of the Conversion to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended ("Code"), and will not be a taxable transaction for the Bank or the Company under the laws of the State of New York, and the facts relied upon in such opinion are accurate and complete.

     xiv. Each of the Company and the Bank has all such corporate power, authority, authorizations, approvals, permits and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, to issue and sell the Shares in the Offerings and to issue and contribute the Foundation Shares to the Foundation, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Superintendent, the FDIC and the FRB in connection with their respective approvals of the Conversion Application and the Holding Company Application, as the case may be, and except as may be required under the securities or "blue sky" laws of various jurisdictions, and, in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and, in the case of the Bank, as of the Closing Date, will have such approvals and orders to issue and sell the shares of its capital stock to be sold to the Company as provided in the Plan, subject to the approval of the Stock Charter by the Superintendent.

     xv. None of the Company, the Bank or their subsidiaries is in violation of the Banking Law or any rule or regulation of the FDIC or the FRB that could reasonably be expected to result in any enforcement action against the Company, the Bank or their officers or directors that might have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

     xvi. The consolidated financial statements and any related notes or schedules which are included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, income, retained earnings, cash flows and other information purported to be shown therein of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the SEC Regulations and the applicable accounting regulations under the Banking Law. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (and all adjustments necessary for a fair presentation of the results for such periods have been made), except as set forth therein, and such financial statements are consistent with the financial statements and other reports filed by the Bank with supervisory and regulatory authorities, except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

     xvii. There has been no material change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole, whether or not arising from transactions in the ordinary course of business, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein. The capitalization, assets, properties and business of each of the Company and the Bank conform to the descriptions thereof contained in the Prospectus. Neither the Company nor the Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

     xviii.    There has been no breach, violation or default (or the occurrence of any event which, with notice or lapse of time, or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or any of their subsidiaries pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Bank or any of their subsidiaries is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, judgment, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole. All agreements which are material to the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the knowledge of the Company and the Bank, threatened any action or proceeding wherein the Company, the Bank or their subsidiaries would be alleged to be in default thereunder.

     xix. None of the Company, the Bank or their subsidiaries is in breach or violation of its respective charter or bylaws (and the Bank will not be in breach or violation of its organization certificate or bylaws in stock form upon consummation of the Conversion). Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company and the Bank will conflict with or result in a breach or violation of the charter or bylaws of the Company, the Bank (in either mutual or stock form) or any of their subsidiaries or conflict with or constitute a breach, violation or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent or waiver under, or give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or any of their subsidiaries pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Bank or any of their subsidiaries is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, judgment, writ, injunction or decree (subject to the satisfaction of certain conditions imposed on the Company and the Bank in connection with the Superintendent's approval of, and the FDIC's non-objection to, the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

     xx. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein,
     (A) neither the Company nor the Bank has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business; (B) neither the Company nor the Bank has entered into any other transaction not in the ordinary course of business, and consistent with prior practices, which is material in light of the business of the Company, the Bank and their subsidiaries, considered as a whole; (C) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole, whether or not arising from transactions in the ordinary course of business; and (D) none of the Company, the Bank or their subsidiaries has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood, wind or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree.

     xxi. Upon consummation of the Conversion and the issuance of the Foundation Shares to the Foundation immediately upon completion thereof, the authorized, issued and outstanding capital stock of the Company shall be within the range as set forth in the Prospectus under the caption "CAPITALIZATION," and no shares of Common Stock of the Company have been or will be issued and outstanding immediately prior to the Closing Date. The issuance and the sale of the Shares by the Company and the contribution of the Foundation Shares have been duly authorized by all necessary action of the Company and approved by the Superintendent and the FDIC and, when issued and delivered in accordance with the terms of the Plan and paid for, or contributed by the Company in the case of the Foundation Shares, will be duly and validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. The issuance of the Shares and the Foundation Shares is not subject to any preemptive or similar rights, and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares and the Foundation Shares will conform in all material respects to the requirements of all applicable laws and regulations. The issuance and sale of the capital stock of the Bank to the Company has been duly authorized by all necessary action of the Bank and approved by the Superintendent, the FDIC and the FRB (subject to the satisfaction of various conditions imposed in connection with the Superintendent's approval of, and the FDIC's non-objection to, the Conversion Application), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid, nonassessable and free of preemptive or similar rights and will conform in all material respects to the description thereof contained in the Prospectus. All such capital stock of the Bank will be owned beneficially and of record by the Company free and clear of all claims, encumbrances, security interests and liens against the Bank whatsoever. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or the Bank or any security convertible into, or exercisable or exchangeable for, such capital stock.

     xxii. No approval of any regulatory or supervisory or other public authority is required in connection with the execution, delivery and performance of this Agreement or the issuance of the Shares and the Foundation Shares that has not been obtained, except for the approval of the Stock Charter by the Superintendent and except as may be required under the securities laws of various jurisdictions.

     xxiii.    All material contracts and other documents required to be filed as exhibits to the Registration Statement, the Conversion Application or the Holding Company Application have been filed with the SEC, the Superintendent, the FDIC and/or the FRB, as the case may be. Each agreement listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or the Bank, as the case may be, in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Neither the Company or the Bank, nor, to the Company's or the Bank's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time, or both, would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

     xxiv. KPMG Peat Marwick LLP, which has audited the consolidated financial statements of the Bank at December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 included in the Prospectus, is an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     xxv. The Company and the Bank have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company and the Bank have paid all taxes that have become due and, to their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

     xxvi. All of the loans represented as assets of the Bank on the most recent financial statements of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

     xxvii.    The records of account holders, depositors and borrowers of the
     Bank delivered to the Agents by the Bank or its agent for use during the Conversion have been prepared or reviewed by the Bank and, to the knowledge of the Company and the Bank, are reliable and accurate.

     xxviii.   To the knowledge of the Company and the Bank, none of the
     Company, the Bank or any of the directors, trustees or employees of the Company or the Bank have made any payment of funds of the Company or the Bank as a loan to any person other than the ESOP Trust for the purchase of the Shares.

     xxix. To the knowledge of the Company and the Bank, each of the Company, the Bank and their subsidiaries is in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants, and neither the Company nor the Bank believes that the Company, the Bank or any of their subsidiaries is in violation of or subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for such violation or liability which would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the knowledge of the Company or the Bank, threatened against the Company, the Bank or their subsidiaries relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. To the knowledge of the Company and the Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, the Bank or their subsidiaries, or, to the knowledge of the Company or the Bank, has occurred on, in or at any of the facilities or properties of the Company, the Bank or their subsidiaries, except such disposal, release or discharge which would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank or their subsidiaries, considered as a whole.

     xxx. At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Superintendent, the FDIC or the FRB.

     xxxi. The Foundation has been or will be prior to the Closing Date duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of New York with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.
     The Foundation will not be a bank holding company within the meaning of the BHCA and 12 C.F.R. Part 225 as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus. All approvals required to establish the Foundation and to contribute the Foundation Shares thereto have been received and, except as specifically disclosed in the Prospectus and the Proxy Statement, there are no agreements or understandings, written or oral, between the Company or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares to be contributed by the Company to the Foundation. The Foundation Shares to be issued to the Foundation in accordance with the Plan and as described in the Prospectus will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued, fully paid and nonassessable.

     xxxii.    None of the Company, the Bank or their subsidiaries is involved in any labor dispute nor, to the knowledge of either the Company or the Bank, is any such dispute threatened, which dispute would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

     xxxiii.   No transaction has occurred between or among the Company or the
     Bank and any of their officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

     xxxiv.    The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

     xxxv. The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

               EMPLOYMENT OF THE AGENTS; SALE OF THE SHARES.

     Subject to the terms and conditions herein set forth, the Company and the Bank hereby employ the Agents as their agents to consult with and advise the Company and the Bank and to assist the Company and the Bank with the Company's sale of the Shares in the Offerings. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agents accept such employment and agree to use their best efforts in assisting the Company and the Bank with the sale of the Shares in the Offerings; PROVIDED, HOWEVER, that the Agents shall not be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders.

     The appointment of the Agents hereunder shall terminate upon the earliest to occur of (a) the later of 45 days after the last day of the Subscription Offering or, if applicable, the Community Offering, unless the Company and the Agents agree in writing to extend such period and the Superintendent agrees to extend the period of time in which the Shares may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Shares, or
(c) the completion of the Syndicated Community Offering.

     If any of the Shares remain available after the expiration of the Subscription Offering and, if applicable, the Community Offering, at the request of the Company and the Bank, the Agents will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Shares on a best efforts basis. The Agents will endeavor to limit the aggregate fees to be paid by the Company and the Bank under any agreement with such Selected Dealers to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; PROVIDED, HOWEVER, that the aggregate fees payable to the Agents and the Selected Dealers shall not exceed 4.5% of the aggregate dollar amount of the Shares sold by the Agents and such Selected Dealers. The Agents will endeavor to distribute the Shares among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall the Agents be obligated to act as a Selected Dealer or to take or purchase any Shares.

     In the event the Company is unable to sell a minimum of 5,206,250 Shares (or such lesser amount as the Superintendent and the FDIC may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares the full amount which they may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other parties hereunder, except for the obligations of the Company and the Bank as set forth in Sections 5, 7(a) and 7(b) and 8 hereof and the obligations of the Agents as set forth in Sections 7(c) and 8. Appropriate arrangements for holding the funds received from subscriptions for Shares until all Shares are sold and paid for were made prior to the commencement of the Subscription Offering and Community Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

     If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of a minimum of 5,206,250 Shares, the Company agrees to issue or have issued such Shares and to release for delivery certificates for such Shares to subscribers thereof on the Closing Date against payment therefor to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company at One North Main Street, Cortland, New York 13045, or at such other place as shall be agreed upon between the parties hereto.

     In addition to the payment or reimbursement of the expenses specified in
Section 5 hereof, the Agents shall receive the following compensation for their services hereunder:

               A commission equal to one hundred and fifteen basis points (1.15%) of the aggregate dollar amount of the Shares sold in the Subscription Offering and the Community Offering, excluding any Shares sold to (i) any director, trustee or officer of the Company or the Bank, or members of their immediate families (which term shall mean parents, grandparents, spouses, siblings, children and grandchildren), and any individual retirement account or employee benefit plans for the benefit of any director, trustee or officer of the Company or the Bank, or members of their immediate families, and (ii) any employee benefit plans of the Bank or the Company; PROVIDED, HOWEVER, that in no event shall the commission payable pursuant to this paragraph (a) be less than $750,000.

               With respect to any Shares sold by the Agents or the Selected Dealers in the Syndicated Community Offering, the commission shall not exceed four and one-half percent (4.5%) of the aggregate dollar amount of the Shares sold by the Agents or the Selected Dealers.

               The Agents shall be reimbursed for out-of-pocket expenses incurred by them whether or not the Offerings are successfully completed; PROVIDED, HOWEVER, that such out-of-pocket expenses will not exceed $25,000. The Company and the Bank shall pay directly the expenses for the Agents' legal fees not to exceed $75,000, exclusive of out-of-pocket expenses and disbursements for such legal counsel, which shall also be the responsibility of the Company and the Bank. Neither the Company nor the Bank shall pay or reimburse the Agents for any of the foregoing expenses accrued after the Agents shall have notified the Company or the Bank of their election to terminate this Agreement pursuant to Section 9 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 10 hereof that the Agents are in breach of this Agreement.

               Notwithstanding the limitations on reimbursement of the Agents for out-of- pocket expenses as provided in the immediately preceding paragraph
(c), in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, the Agents shall be reimbursed for their out-of-pocket expenses incurred during such extended period, provided, that the allowance for out-of-pocket expenses provided for in the immediately preceding paragraph (c) above have been exhausted and subject to the following paragraph.

     The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Bank shall also pay all expenses of the Conversion incurred by them or on their prior approval including, but not limited to, their attorneys' fees, fees of the independent appraiser, fees of the account consolidation agent, fees of the independent vote tabulator, NASD filing fees, fees of attorneys relating to any required state securities law filings, transfer agent charges, road show related expenses, telephone charges, airfreight, rental equipment, supplies, fees relating to auditing and accounting and the cost of printing all documents necessary in connection with Conversion.

     All fees and commissions payable to the Agents hereunder shall be payable in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within 10 business days of receipt by the Company of a written request from the Agents for reimbursement of their expenses. The Agents each acknowledge receipt of $10,000 advance payment from the Bank, which shall be credited against the total reimbursement due the Agents hereunder.

               FURTHER AGREEMENTS.

     The Company and the Bank jointly and severally covenant and agree that:

         (a) The Company and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application and the Proxy Statement as may hereafter be required by the SEC Regulations or the Conversion Regulations or as may hereafter be reasonably requested by the Agents. If any Shares remain unsubscribed following completion of the Subscription Offering and, if applicable, the Community Offering, the Company (i) will promptly file with the SEC a post-effective amendment to the Registration Statement relating to the results of the Subscription Offering and, if applicable, the Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the SEC a prospectus or prospectus supplement containing information relating to the results of the Subscription Offering and, if applicable, the Community Offering, and pricing information pursuant to Rule 424(c) of the SEC Regulations, in either case in a form reasonably acceptable to the Company and the Agents.

         (b) The Company and the Bank will deliver to the Agents, without charge, as many signed copies and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment or supplement thereto (including exhibits filed therewith or incorporated by reference therein) as the Agents reasonably may request and as many copies of the Prospectus (and any amendments or supplements thereto) as the Agents reasonably may request. The Company authorizes the Agents to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

         (c) The Company will notify the Agents immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, when any supplement to the Prospectus has been filed and when any amendment to the Conversion Application has been filed, (ii) of the receipt of any comments from the SEC, the Superintendent, the FDIC or the FRB with respect to the Registration Statement, the Conversion Application, the Holding Company Application or the transactions contemplated by this Agreement or the Plan, (iii) of any request by the SEC, the Superintendent, the FDIC or the FRB for any amendment to the Registration Statement, the Conversion Application, the Holding Company Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Superintendent or the FDIC of any order preventing or suspending the Offerings or the use of the Prospectus, or the initiation or threat of any proceeding for that purpose, (v) of the issuance by the SEC of any stop order relating to the Registration Statement or the initiation or threat of any proceeding for that purpose and (vi) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose. The Company and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting of such order at the earliest possible time.

         (d) During the time when the Prospectus is required to be delivered under the Securities Act, the Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the Superintendent, the FDIC, the SEC, the Conversion Regulations, the Securities Act, the SEC Regulations, the Exchange Act and the rules and regulations promulgated thereunder so far as necessary to permit the continuance of offers and sales of or dealings in the Shares during such period in accordance with the provisions hereof and the Prospectus. If, during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares, any event or circumstance relating to or affecting the Company, the Bank and their subsidiaries, considered as a whole, shall occur as a result of which it is necessary, in the opinion of counsel for the Agents, with the concurrence of counsel to the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company and the Bank forthwith shall prepare and furnish to the Agents a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for the Agents) which shall amend or supplement the Prospectus so that, as so amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus which the Agents have not first been furnished a copy of or to which the Agents shall reasonably object after having been furnished such copy. For the purposes of this subsection, the Company and the Bank shall furnish such information with respect to themselves as the Agents from time to time may reasonably request.

         (e) The Company and the Bank have taken or will take all reasonably necessary action, in cooperation with the Agents, as may be required to qualify or register the Shares for offer and sale by the Company under the securities or "blue sky" laws of such jurisdictions as the Agents and either the Company or its counsel may agree upon and as the Conversion Regulations may require and shall maintain such qualifications in effect so long as required for the distribution of the Shares; PROVIDED, HOWEVER, that the Company and the Bank shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where the Shares have been qualified or registered, the Company and the Bank shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction to continue such qualification or registration in effect for a period of not less than one year from the effective date of the Registration Statement, unless the Agents agree that such action is not necessary or advisable in connection with the distribution of the Shares.

         (f) The Company authorizes the Agents and the Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Shares having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made.

         (g) Appropriate entries will be made in the financial records of the Bank sufficient to establish a liquidation account for the benefit of eligible account holders as of December 31, 1996 and supplemental eligible account holders as of June 30, 1998 in accordance with the requirements of the Conversion Regulations.

         (h) The Company has filed a registration statement for the Shares under Section 12(g) of the Exchange Act and such registration statement has been declared effective. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law. The Company will file with the Nasdaq Stock Market, Inc. ("Nasdaq") all documents and notices required by Nasdaq of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported on the Nasdaq National Market.

         (i) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the SEC Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in Rule 158) of the Registration Statement.

         (j) For a period of five years from the last day of the fiscal year during which the Closing Date occurs, the Company will furnish to its shareholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants). Within 45 days after the end of each of the first three quarters of each such fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), the Company shall provide the Agents with consolidated summary financial information of the Company for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to shareholders of the Company and the Agents, as applicable.

         (k) For a period of five years from the last day of the fiscal year during which the Closing Date occurs (unless the Shares shall have been deregistered under the Exchange Act), the Company will furnish to the Agents (i) as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) as soon as publicly available, a copy of each report or definitive proxy statement of the Company furnished to or filed with the SEC under the Exchange Act or any national securities exchange or other system on which any class of securities of the Company is listed, or furnished generally to shareholders of the Company, and (iii) from time to time, such other information concerning the Company as the Agents may reasonably request.

         (l) The Company and the Bank will conduct the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the Superintendent, the FDIC or the FRB.

         (m) The Company and the Bank will use the net proceeds received from the sale of the Shares consistently with the manner set forth in the Prospectus under the caption "USE OF PROCEEDS."

         (n) The Company will not deliver the Shares until the Company and the Bank have satisfied each and every condition set forth in Section 6 hereof, unless such condition is waived in writing by the Agents.

         (o) The Company will advise the Agents, if necessary, as to the allocation of deposits, in the case of eligible account holders and supplemental eligible account holders, and votes, in the case of other depositors, and of the Shares in the event of an oversubscription and will provide the Agents with final instructions as to the allocation of the Shares ("Allocation Instructions") in such event, and such information will be accurate and reliable. The Agents will be entitled to rely on the Allocation Instructions and will have no liability in respect of its reasonable reliance thereon, including, without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

         (p) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agents in order for the Agents to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

         (q) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agents, sell or issue, contract to sell or otherwise dispose of any shares of Common Stock or any other equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), other than the Shares, for a period of 180 days following the Closing Date.

         (r) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Date or the date on which the Agents receive full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 7 or 8 hereof, neither the Company nor the Bank will, without the prior written consent of the Agents, which consent will not be unreasonably withheld, take or permit to be taken any action that could result in the capital stock of the Bank becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

         (s) The Company and the Bank will comply with the conditions imposed by or agreed to with the FRB in connection with its approval of the Holding Company Application and with the Superintendent and the FDIC in connection with their approval of, or non-objection to, the Conversion Application, including those conditions relating to the establishment and operation of the Foundation. The Company and the Bank will use their best efforts to ensure that the Foundation submits, within the time frames required by applicable law, a request to the Internal Revenue Service ("IRS") to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code.
The Company and the Bank will take no action that will result in the possible loss of the Foundation's tax-exempt status, and, except for the contribution of the Foundation Shares and the additional $100,000 cash contribution disclosed in the Prospectus, neither the Company nor the Bank will contribute any additional assets to the Foundation until the IRS has advised the Company and the Bank that such contributions will be deductible for federal and state income tax purposes.

         (t) The Company or the Bank will furnish to the Agents as early as practicable prior to the Closing Date, but no later than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank and its subsidiaries which have been read by KPMG, as stated in their letters to be furnished pursuant to subsections (i) and (j) of Section 6 hereof.

               PAYMENT OF EXPENSES.

     Whether or not the Conversion is consummated, (a) the Company and the Bank agree jointly and severally to pay or reimburse the Agents for all filing fees paid or incurred by the Agents in connection with all filings with the NASD with respect to the Offerings and (b) if the Company is unable to sell a minimum of 5,206,250 Shares (or such lesser amount as the Superintendent and the FDIC may permit) or the Conversion is otherwise terminated, the Company and the Bank will reimburse the Agents for out-of-pocket expenses incurred by the Agents relating to the offering of the Shares as provided in Section 3 hereof; provided, however, that neither the Company nor the Bank will pay or reimburse the Agents for any of the foregoing expenses accrued after the Agents shall have notified the Company or the Bank of their election to terminate this Agreement pursuant to Section 9 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 10 hereof that the Agents are in breach of this Agreement.

               CONDITIONS OF THE AGENTS' OBLIGATIONS.

     Except as may be waived in writing by the Agents, the obligations of the Agents as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the accuracy of the statements of and certificates provided by officers, trustees and directors, as applicable, of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder and to the following conditions:

                    No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Superintendent or the FDIC, no order suspending the sale of the Shares in any jurisdiction shall have been issued and all requests for additional information by the SEC (to be included in the Registration Statement, Prospectus or otherwise) shall have been complied with to the satisfaction of the Agents.

                    At the Closing Date, the Agents shall have received:

          the favorable opinion of Serchuk & Zelermyer, LLP ("S&Z"), counsel for the Company and the Bank, dated the Closing Date, addressed to the Agents, in form and substance reasonably satisfactory to counsel for the Agents, to the effect that:

xxxvi.                   The Company has been duly incorporated and is validly
existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

                         Upon consummation of the Conversion and the issuance of
the Foundation Shares to the Foundation immediately upon completion thereof, the authorized, issued and outstanding capital stock of the Company shall be within the range as set forth in the Prospectus under the caption "CAPITALIZATION," and no Shares of the Company have been or will be issued and outstanding immediately prior to the Closing Date.

                         The issuance and the sale of the Shares of the Company
and the contribution of the Foundation Shares have been duly authorized by all necessary action of the Company and approved by the Superintendent and the FDIC and, when issued and delivered in accordance with the terms of the Plan and paid for, or contributed by the Company in the case of the Foundation Shares, will be duly and validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. The issuance of the Shares and the Foundation Shares is not subject to any preemptive or similar rights, and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever.

                         The certificates representing the Shares and the
Foundation Shares will conform in all material respects to the requirements of all applicable laws and regulations. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or the Bank or any security convertible into, or exercisable or exchangeable for, such capital stock.

                         The Bank, as of the date hereof, has been duly
organized as a New York State chartered mutual savings bank and, upon consummation of the Conversion, will be duly organized as a New York State chartered stock savings bank, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus. The Bank is, and upon consummation of the Conversion will be, duly qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

                         The Bank is a member in good standing of the Federal
Home Loan Bank of New York, and the deposit accounts of the Bank are insured up to applicable limits by the Bank Insurance Fund of the FDIC.

                         Each direct and indirect subsidiary of the Bank has
been incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole. The activities of each such subsidiary are permitted to subsidiaries of a bank holding company and of a New York State chartered savings bank by the Banking Law and by the rules, regulations, resolutions and practices of the FRB and the FDIC. All of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                         The Foundation has been duly incorporated and is
validly existing as a non-stock corporation in good standing under the laws of the State of New York with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Foundation is not a bank holding company within the meaning of the BHCA and 12

C.F.R. Part 225 as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus. No approvals are required to establish the Foundation and to contribute the Foundation Shares thereto as described in the Prospectus other than those set forth in the Superintendent's approval and the FDIC's notice of intent not to object to the Conversion, copies of which have been provided to the Agents prior to the Closing Date. The Foundation Shares to be issued to the Foundation in accordance with the Plan and as described in the Prospectus will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued, fully paid and nonassessable and free of preemptive or similar rights.

                         The issuance and sale of the capital stock of the Bank
to the Company has been duly authorized by all necessary action of the Bank and approved by the Superintendent, the FDIC and the FRB (subject to the satisfaction of various conditions imposed in connection with the Superintendent's approval of, and the FDIC's non-objection to, the Conversion Application), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid, nonassessable and free of preemptive or similar rights and will conform in all material respects to the description thereof contained in the Prospectus. All such capital stock of the Bank will be owned beneficially and of record by the Company free and clear of all claims, encumbrances, security interests and liens against the Bank.

                         The FRB has approved the Holding Company Application,
the Superintendent has approved the Conversion Application and the FDIC has issued a letter of intent not to object to the Conversion Application, and no action is pending or, to S&Z's knowledge, threatened, with respect to the Holding Company Application, the Conversion Application (including the establishment of the Foundation and the contribution of the Foundation Shares thereto) or the acquisition by the Company of all of the Bank's issued and outstanding capital stock. At the date of such approval by the FRB and the Superintendent and the issuance of such letter of intent not to object by the FDIC, and at the Closing Date, the Holding Company Application complied as to form in all material respects with the applicable requirements of the FRB and the Conversion Application complied in all material respects with the Conversion Regulations, including the proposed amendments to the Conversion Application.
To S&Z's knowledge, all material documents and exhibits required to be filed with the Holding Company Application and the Conversion Application have been so filed and the descriptions in the Holding Company Application and the Conversion Application of such documents and exhibits are accurate in all material respects.

                         The execution, delivery and performance of this
Agreement, the consummation of the transactions contemplated hereby and all actions in connection with the contribution of the Foundation Shares to the Foundation have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and this Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law (it being understood that S&Z may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies). Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company and the Bank will conflict with or result in a breach or violation of the charter or bylaws of the Company, the Bank (in either mutual or stock form) or their subsidiaries or to the best of S&Z's knowledge, conflict with or constitute a breach, violation or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent or waiver under, or give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or their subsidiaries pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Bank or their subsidiaries is a party or by which any of them or any of their properties or businesses are bound or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, judgment, writ, injunction or decree (subject to the satisfaction of certain conditions imposed on the Company and the Bank in connection with the Superintendent's approval of, and the FDIC's non-objection to, the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

                         The Prospectus has been duly authorized by the
Superintendent and the FDIC for final use pursuant to the Conversion Regulations and no action is pending or, to S&Z's knowledge, threatened by the Superintendent or the FDIC to revoke such authorization.

                         The Registration Statement has become effective under
the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been initiated or, to S&Z's knowledge, are threatened by the SEC.

                         No further approval, authorization, consent or other
order of any regulatory or supervisory or other public authority is required in connection with the execution, delivery and performance of this Agreement or the issuance of the Shares and the Foundation Shares and the consummation of the Conversion, except the approval of the Stock Charter by the Superintendent and except as may be required under the securities laws of various jurisdictions.

                         At the time the Registration Statement became
effective, the Registration Statement, including any amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Securities Act, the SEC Regulations and the Conversion Regulations. To S&Z's knowledge, all material documents and exhibits required to be filed with the Registration Statement have been so filed and the descriptions in the Registration Statement of such documents and exhibits are accurate in all material respects.

                         To S&Z's knowledge, there is no litigation or
governmental or other proceeding or investigation pending or threatened against or involving the assets, properties or businesses of the Company, the Bank, their subsidiaries or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

                         The information in the Prospectus and incorporated by
reference in the Proxy Statement under the captions "DIVIDEND POLICY," "REGULATION," "TAXATION," "RESTRICTIONS ON ACQUISITION OF THE COMPANY AND THE BANK" and "DESCRIPTION OF CAPITAL STOCK OF THE COMPANY," insofar as they are, or refer to, statements of law or legal conclusions (excluding financial data included therein, as to which no opinion is expressed), have been prepared or reviewed by S&Z, are fair summaries in all material respects and are complete and accurate in all material respects.

                         The Plan has been duly authorized by the Board of
Directors of the Company and the Board of Trustees of the Bank and, to S&Z's knowledge, the Superintendent's approval and the FDIC's non-objection to the Plan remain in full force and effect. The Bank's organization certificate has been amended and restated, effective upon consummation of the Conversion and the filing of such amended and restated organization certificate with the Superintendent, to authorize the issuance of permanent capital stock. To S&Z's knowledge, the Company and the Bank have conducted the Conversion and the establishment and funding of the Foundation in all material respects in accordance with the Conversion Regulations, the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the Superintendent or the FDIC, and no order has been issued by the Superintendent or the FDIC to suspend the Conversion or the Offerings and no action for such purpose has been instituted or threatened by the Superintendent, the FDIC or the FRB. To S&Z's knowledge, no person has sought to obtain review of the final action of the Superintendent or the FDIC in approving the Conversion Application (which includes the Plan, which provides for the establishment of the Foundation) or the FRB in approving the Holding Company Application.

                         To S&Z's knowledge, each of the Company, the Bank and
their subsidiaries has all necessary Permits to own, lease and license their assets and properties and conduct their businesses as now being conducted and as described in the Registration Statement and the Prospectus, except where the lack of such Permit would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole. Each of the

Company, the Bank and their subsidiaries has fulfilled and performed in all material respects their obligations with respect to such Permits and, to S&Z's knowledge, no event has occurred which allows, or which after notice or lapse, or both, of time would allow, revocation or termination thereof or any material impairment of the rights of the holder thereof.

                         None of the Company, the Bank or their subsidiaries is
in material breach or material violation of its respective charter, organization certificate or bylaws (and the Bank will not be in breach or violation of its organization certificate or bylaws in stock form upon consummation of the Conversion). To S&Z's knowledge, there has been no breach, violation or default (or the occurrence of any event which, with notice or lapse of time, or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or their subsidiaries pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Bank or their subsidiaries is a party or by which either of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, judgment, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole.

                         Each of the Company and the Bank has all such corporate
power, authority, authorizations, approvals, permits and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof and to issue and sell the Shares in the Offerings, and to issue and contribute the Foundation Shares, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Superintendent, the FDIC and the FRB in connection with their respective approvals of the Conversion Application and the Holding Company Application, as the case may be, and except as may be required under the securities or "blue sky" laws of various jurisdictions, and, in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and, in the case of the Bank, as of the Closing Date, will have such approvals and orders to issue and sell the shares of its capital stock to be sold to the Company as provided in the Plan, subject to the approval of the Stock Charter by the Superintendent.

                         The Company is not required to be registered as an
investment company under the Investment Company Act of 1940.


xxxvii.        In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers, directors and trustees of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the legal, valid and binding obligation
of any parties to such agreement other than the Company and the Bank.   In
giving the opinion required by subsection (b)(i), S&Z shall additionally state that nothing has come to such counsel's attention that would lead it to believe that the Registration Statement (except for the financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, as to which such counsel need make no statement), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus (except for the financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein as to which such counsel need make no statement), as of the date of the Prospectus and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    At Closing Date, the Company and the Bank shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the Superintendent, the FDIC, the FRB or any other regulatory authority other than those which the Superintendent, the FDIC or the FRB permit to be competed after the Conversion.

                    Counsel for the Agents shall have been furnished such documents and opinions as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by the Agents and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including, but not limited to, resolutions of the Boards of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

                    Prior to and at the Closing Date, in the reasonable opinion of the Agents, there shall not have been any material change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank and their subsidiaries, considered as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein, and the Agents shall have received a certificate signed by the principal executive officer and the principal financial officer of each of the Company and the Bank, dated as of the Closing Date, to the effect that such persons have carefully examined the Registration Statement and the Prospectus and: (i) there has been no such material change;
(ii) there has been no transaction entered into by the Company or the Bank after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business and transactions which are not material to the Company, the Bank and their subsidiaries, considered as a whole; (iii) neither the Company nor the Bank has received from the Superintendent, the FDIC, the FRB or the SEC any direction (oral or written) to make any change in the method of conducting its business (which direction, if any, shall have been disclosed to the Agents) which is material to the business of the Company, the Bank and their subsidiaries, considered as a whole, with which it has not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, is pending or threatened against the Company or the Bank or affecting any of their respective assets or properties, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the assets or properties, business, results of operations, prospectus or condition (financial or otherwise) of the Company, the Bank and its subsidiaries, considered as a whole;
(v) since the date the Prospectus became authorized by the Company for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Bank; (vi) no order has been issued by the SEC, the Superintendent, the FDIC or the FRB to suspend the Offerings, the effectiveness of the Registration Statement or the authorization for final use of the Prospectus, and no proceeding for such purposes has been instituted or threatened by the SEC, the Superintendent, the FDIC or the FRB; (vii) to the knowledge of such officers, no person has sought to obtain review of the final actions of the Superintendent or the FDIC approving the Plan in accordance with the Conversion Regulations, nor has any person sought to obtain review of the action of the FRB in approving the Holding Company Application; (viii) the Shares have been qualified or registered for offering and sale by the Company under the securities or "blue sky" laws of such jurisdictions as the Agents and the Company shall have agreed upon; and (ix) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date, and the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date.

                    At the Closing Date, the Agents shall receive, among other documents, (i) copies of the letters from the Superintendent and the FDIC authorizing the use of the Prospectus and the Proxy Statement and a copy of the FRB's approval of the Holding Company Application; (ii) a copy of the order of the SEC declaring the Registration Statement effective; (iii) copies of the letters from the Superintendent evidencing the corporate existence of the Bank;
(iv) a copy of the letter from the appropriate Delaware authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company; and (v) a copy of the Company's corporate charter certified by the appropriate Delaware governmental authority.

                    As soon as available after the Closing Date, the Agents shall receive a copy of the Bank's certified restated organization certificate executed by the appropriate state governmental authority.

                    At the time of execution of this Agreement, the Agents shall have received from KPMG Peat Marwick LLP, independent certified public accountants ("KPMG"), a letter dated such date, addressed to the Agents and the Company, in form and substance satisfactory to the Agents, to the effect that:
(i) they are independent public accountants with respect to the Company, the Bank and their subsidiaries within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the Securities Act, the SEC Regulations and the Conversion Regulations; (ii) it is KPMG's opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by KPMG's opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the SEC Regulations and the Conversion Regulations; (iii) based upon limited procedures as agreed upon by the Agents and KPMG set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the SEC Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under the caption "SELECTED FINANCIAL INFORMATION" in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement and the Prospectus, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long-term or short-term debt of the Bank and its subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Bank and its subsidiaries, in each case as compared with the amounts shown in the December 31, 1997 balance sheet included in the Registration Statement and the Prospectus or (D) during the period from December 31, 1997 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and its subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose, have occurred or may occur; and (iv) in addition to the examination referred to in KPMG's opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Bank and their subsidiaries identified in such letter.

                    At the Closing Date, the Agents shall receive a letter in form and substance satisfactory to counsel for the Agents, from KPMG, dated the Closing Date and addressed to the Agents and the Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five days prior to the Closing Date.

                    At the Closing Date, the Shares shall have been approved for listing on the Nasdaq Stock Market upon notice of issuance.

                    At the Closing Date, the Agents shall have received a letter from RP Financial, LC., dated as of the Closing Date, confirming its appraisal.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of the Agents and their counsel, satisfactory to the Agents and their counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for the Agents' reliance and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company and the Bank to the Agents as to the statements made therein. If any condition to the Agents' obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Agents may terminate this Agreement or, if the Agents so elect, may waive in writing any such conditions which have not been fulfilled or extend the time of their fulfillment. If the Agents terminate this Agreement as aforesaid, the Company and the Bank shall reimburse the Agents for their expenses as provided in Sections 3 and 5 hereof.

               INDEMNIFICATION.

                    The Company and the Bank jointly and severally agree to indemnify and hold harmless the Agents, their respective officers, directors, employees, agents, affiliates and each person, if any, who controls either of the Agents within the meaning of either Section 15 of the Securities Act or
Section 20(a) of the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several (including all investigation, legal or other expenses reasonably incurred by such persons in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability and any amount paid in settlement of any claim, action or proceeding), arising out of or based upon (i) any misrepresentation by the Company or the Bank in this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (A) the Registration Statement or the Prospectus, or any amendments or supplements thereto, or (B) any application (including the Conversion Application and the Holding Company Application) or other document or other communication (collectively referred to in this Section 7 as "Applications") prepared or executed by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the SEC, the Superintendent, the FDIC or the FRB, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Bank with respect to the Agents by or on behalf of the Agents expressly for use in the Prospectus, or any amendment or supplement thereto, or in the Applications, as the case may be, or (ii) the participation by the Agents in the Conversion.
This indemnity shall be in addition to any liability the Company and the Bank may otherwise have to the Agents.

                    The Company and the Bank jointly and severally agree to indemnify and hold the Agents harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of account holders, depositors and borrowers of the Bank delivered to the Agents by the Bank or its agents for use during the Conversion.

                    The Agents agree to indemnify and hold harmless the Company, the Bank, their respective officers, directors and employees and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Bank to the Agents, but only with respect to untrue statements or omissions of a material fact, if any, made in the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company or the Bank with respect to the Agents by or on behalf of the Agents expressly for use in the Prospectus. It is expressly agreed, however, that the Agents shall not be liable for any loss, liability, claim, damage or expense which, in the aggregate, exceeds the amount paid (excluding reimbursable expenses) to the Agents under this Agreement.

                    Promptly after receipt by an indemnified party under this
Section 7 of notice of any claim or of the commencement of any action against it in respect of which indemnity may be sought, such indemnified party will notify the indemnifying party in writing of the receipt or commencement thereof, and the indemnifying party shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the indemnified party and the payment of fees and expenses of such counsel); PROVIDED, HOWEVER, that the failure of an indemnified party to so notify an indemnifying party will relieve such indemnifying party from any liability which it may have to any indemnified party only to the extent that such a delay in notification materially prejudices the indemnifying party's defense of such claim or action and will not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. The indemnified party shall have the right to control its defense if, in the opinion of its counsel, the indemnified party's defense is unique or separate to it, as opposed to a defense pertaining to the indemnifying party. In any event, the indemnified party shall have the right to retain counsel reasonably satisfactory to the indemnifying party, at the indemnifying party's expense, to represent the indemnified party in any claim or action in respect of which indemnity is sought, and the indemnified party shall cooperate with the indemnifying party and the indemnifying party's counsel in the defense of such claim or action. The indemnifying party shall not, in connection with any one such claim or action, or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party subject to the same claim or action. In the event that the indemnifying party does not promptly assume the defense of a claim or action, the indemnified party shall have the right to employ counsel reasonably satisfactory to the indemnifying party, at the indemnifying party's expense, to defend such claim or action. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 7 if any settlement of any such action is effected without such indemnifying party's consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the indemnification provided for in this Section 7 shall not apply to the Bank to the extent that such indemnification is found in a final judgment by a court of competent jurisdiction to constitute an impermissible covered transaction under Section 23A or Section 23B of the FRA.

               CONTRIBUTION.

     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Bank and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any claim, action or proceeding, but after deducting any contribution received by the Company or the Bank from persons other than the Agents, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company, the Bank and the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and the Agents on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Bank on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Agents shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Agents, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Bank or the Agents shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of, or an omission of, a material fact related to information supplied by the Company and the Bank or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall the Agents be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agents are entitled and actually paid pursuant to this Agreement and (ii) the Company and the Bank shall be liable and responsible for any amount in excess of such fees; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Agent and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
Section 8. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Agents' obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

               SURVIVAL OF AGREEMENTS. REPRESENTATIONS AND INDEMNITIES.

     The respective indemnities of the Company and the Bank and the Agents and the representations and warranties of the Company and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agents or the Company or the Bank or any controlling person or indemnified party referred to in Section 7 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of the Agents, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, representations and warranties.

               TERMINATION.

                    The Agents may terminate this Agreement by giving notice to the Bank and the Company, by telephone or telegram and confirmed by letter, at any time after this Agreement becomes effective (i) if any domestic or international event or act or occurrence has materially disrupted or, in the opinion of the Agents, will in the future materially disrupt, the securities markets such as to make it, in the Agents' opinion, impracticable to proceed with the offering of the Shares; (ii) if trading on the New York Stock Exchange, the American Stock Exchange or Nasdaq shall have been suspended or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for securities shall have been required, by said exchanges or by order of the SEC or any other governmental or regulatory body; (iii) if there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agents, inadvisable to proceed with the offering of the Shares; (iv) if a general banking moratorium has been declared by a state or federal authority; (v) if a moratorium in foreign exchange trading by major international associations or persons has been declared; (vi) if there shall have been a material change in the capitalization, condition or business of the Company or the Bank or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; (vii) if there shall have been a material change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, the Bank or their subsidiaries, considered as a whole; (viii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Agents, inadvisable or impracticable to proceed with the offering of the Shares; or (ix) if the Company or the Bank shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, or because any other condition of the Agents' obligations hereunder required to be fulfilled is not fulfilled or waived.

                    If this Agreement is terminated by the Agents for any of the reasons set forth in subsection (a) above or if the Bank terminates the Conversion in accordance with the Plan, such termination shall be without liability of any party to any other party, except as provided in Sections 3 and 5 hereof and except that the provisions of Section 7 and 8 hereof shall survive any termination of this Agreement.

               NOTICES.

     All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Agents, shall be mailed, delivered or telegraphed and confirmed to CIBC Oppenheimer Corp., 200 Liberty Street, 39th Floor, New York, New York 10281, Attention: Mary Anne Callahan, Executive Director, and to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Timothy E. Lavelle, Managing Director, (with a copy to Thacher Proffitt & Wood, Two World Trade Center, 38th Floor, New York, New York 10048, Attention: Douglas J. McClintock, Esq.), and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to CNY Financial Corp., One North Main Street, Cortland, New York 13045, Attention: Wesley D. Stisser, President and Chief Executive Officer (with a copy to Allister & Naudon, 57 W. 38th Street, 5th Floor, New York, New York 10018, Attention: Carlos P. Naudon, Esq., and to Serchuk & Zelermyer, LLP, 81 Main Street, White Plains, New York 10601,
Attention: Jay L. Hack, Esq.).

               PARTIES.

     This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agents, the Company, the Bank and the controlling and other persons referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

               CONSTRUCTION.

     Unless governed by preemptive federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of New York without regard to conflicts of laws provisions.

               COUNTERPARTS.

     This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

               ENTIRE AGREEMENT; AMENDMENT.

     This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

               SEVERABILITY.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               HEADINGS.

     Section headings are not to be considered part of this Agreement, are for convenience and reference only and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

     Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

CNY FINANCIAL CORP.                     CORTLAND SAVINGS BANK


By:                                     By:
   ----------------------------            -----------------------------
Wesley D. Stisser                       Wesley D. Stisser
President and Chief Executive Officer   President and Chief Executive Officer


Date:                                   Date:
     --------------------------              ---------------------------





Agreed to and accepted:

CIBC OPPENHEIMER CORP.                  TRIDENT SECURITIES, INC.

By:                                     By:
   ----------------------------------      -----------------------------
[Mary Anne Callahan]Timothy E. Lavelle
[Executive Director]Managing Director


Date:                                   Date:
     --------------------------              ---------------------------